Applied Signal Technology, Inc.
Exhibit 32.1

Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Applied Signal Technology, Inc. (the "Company") on Form 10-K/A for the year ended October 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary L. Yancey, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), that, to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary L. Yancey ------------------------------------ Gary L. Yancey President and Chief Executive Officer	---------------------------- November 19, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Applied Signal Technology, Inc. and will be retained by Applied Signal Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form of 10-K/A to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), regardless of any general incorporation language contained in such filing.